Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BIT Mining Limited (formerly, 500.com Limited) of our report dated April 14, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BIT Mining Limited’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 19, 2021